SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
         Preliminary Proxy Statement
         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

         ----------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)
                          TITANIUM METALS CORPORATION

         ----------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11
         (1)      Title of each class of securities to which transaction
                  applies:
         -----------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------
         (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------
         (5)      Total fee paid:
         ----------------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         ----------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
         ----------------------------------------------------------------------
         (3)      Filing Party:
         ----------------------------------------------------------------------
         (4)      Date Filed:
         ----------------------------------------------------------------------

                                 [TIMET LOGO]


                          TITANIUM METALS CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202


March 31, 1999



Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on Wednesday, May 12, 1999, at 10:00 a.m. (Mountain Time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's Bylaws.


                                       Sincerely,




                                       J. Landis Martin
                                       Chairman of the Board and
                                       Chief Executive Officer

                          TITANIUM METALS CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on Wednesday, May 12, 1999, at 10:00 a.m. (Mountain Time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado, for the following purposes:

          (1) To elect six directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

          (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 17, 1999, as the record date (the "Record Date") for the Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.

                                       By order of the Board of Directors,




                                       Robert E. Musgraves
                                       Vice President, General Counsel and Secretary


Denver, Colorado
March 31, 1999

                          TITANIUM METALS CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 12 1999, at 10:00 a.m. (Mountain Time), at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share ("TIMET Common Stock"), on or about April 7, 1999.

                             PURPOSE OF THE MEETING

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the 2000 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified and (ii) such other business as may properly come before the Meeting. The Company is not aware of any business to be presented for consideration at the Meeting other than the election of directors.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

First Chicago Trust Division of EquiServe ("First Chicago"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting.

All proxies and ballots delivered to First Chicago will be kept confidential by First Chicago in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting is the close of business on March 17, 1999 (the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 31,369,405 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

AS OF THE RECORD DATE, TREMONT CORPORATION ("TREMONT") HELD APPROXIMATELY 39.1% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK. TREMONT HAS INDICATED ITS INTENTION TO HAVE SUCH SHARES REPRESENTED AT THE MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. IF ALL OF SUCH SHARES ARE VOTED AS INDICATED AND ALL OTHER OUTSTANDING SHARES OF TIMET COMMON STOCK ARE REPRESENTED AND VOTED AT THE MEETING, THE ADDITIONAL AFFIRMATIVE VOTE OF 11.0% OR MORE OF THE TIMET COMMON STOCK ENTITLED TO VOTE WILL ASSURE THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW. IN ADDITION, ALL OF SUCH NOMINEES FOR DIRECTOR WILL BE ELECTED IF NO OTHER PERSON RECEIVES THE VOTE OF MORE SHARES THAN THE NUMBER OF SHARES VOTED BY TREMONT.

                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the distribution of this Proxy Statement, at a cost that the Company estimates will be approximately $3,000. In addition, upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instruction indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the six nominees set forth below as directors and (b) in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First Chicago a written revocation of the proxy,
(ii) delivering to First Chicago a duly executed proxy bearing a later date, or
(iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.

                             ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at six. The six directors elected at the Meeting will hold office until the 2000 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees set forth below are currently directors of the Company whose term will expire at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

NOMINEES FOR DIRECTOR

The following information has been provided by the respective nominees for election to the Board of Directors.

Joseph S. Compofelice, 49, has been Chairman of the Board and Chief Executive Officer of CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems, since February 1998. Mr. Compofelice was Vice President and Chief Financial Officer of TIMET from 1996 until February 1998 and has been a director of TIMET since 1994 (except for a brief period during 1996). From 1994 until February 1998, he was also Vice President and Chief Financial Officer of Tremont and NL Industries, Inc. ("NL"), a manufacturer of titanium dioxide pigment. Mr. Compofelice has also served as a director of NL since 1995. From 1994 until 1998, Mr. Compofelice was Executive Vice President of Valhi, Inc. ("Valhi"), which is engaged in waste control, in component products through CompX, and in the titanium dioxide industry through NL. Valhi and other persons and entities related to Harold C. Simmons hold approximately 53.5% of the outstanding shares of common stock of Tremont ("Tremont Common Stock"). Valhi and Tremont hold approximately 58% and 20%, respectively, of the outstanding shares of common stock of NL ("NL Common Stock"). CompX is a majority owned subsidiary of Valhi. Valhi, Tremont, NL and CompX may be deemed to be affiliates of TIMET. Mr. Compofelice serves as chairman of TIMET's Pension and Employee Benefits Committee and is a member of TIMET's Audit Committee.

Andrew R. Dixey, 49, has been President, Chief Operating Officer and a director of TIMET since 1996. Prior to this appointment, Mr. Dixey was, from 1995, Managing Director of IMI Titanium Ltd. ("IMI Titanium"), where he had responsibility for the titanium interests of IMI Titanium in both Europe and North America. During 1995, Mr. Dixey was Chief Executive Officer of Helix plc, which is engaged in the scholastic supplies business, and from 1971 to 1994, Mr. Dixey held various executive positions in the GKN plc Group of companies, which are engaged in the manufacture of automobile components. Mr. Dixey is also a director of Special Metals Corporation.

Edward C. Hutcheson, Jr., 53, has been a director of TIMET since 1996. In 1997, he became a principal of HWG Capital, LLC ("HWG Capital"), an affiliate of the Houston-based investment banking firm of Haris Webb & Garrison. HWG Capital acts as a principal in merchant banking transactions focussing on the area of industry consolidations. Since 1994, Mr. Hutcheson has served as a director and was a co-founder of Crown Castle International Corp. ("Crown Castle"), a leading provider of communication sites and wireless network services. Crown Castle owns, operates and manages wireless transmission towers and rooftop sites throughout the U.S. and in international markets. During 1994, Mr. Hutcheson was involved in private investment activities leading to the creation of Crown Castle. Mr. Hutcheson also serves on the board of directors of Trico Marine Services, Inc. and Pinnacle Management & Trust Co. Mr.

Hutcheson serves as chairman of TIMET's Management Development and Compensation Committee (the "Compensation Committee") and is a member of TIMET's Audit Committee and its Nominations Committee.

J. Landis Martin, 53, has been Chairman and a director of TIMET since 1987 and Chief Executive Officer of TIMET since 1995. He also served as President of TIMET from 1995 to 1996. Mr. Martin has served as Chairman of Tremont since 1990, as Chief Executive Officer and a director of Tremont since 1988 and as President of Tremont since 1987 (except for a period in 1990). Since 1987, Mr. Martin has served as President and Chief Executive Officer of NL and, since 1986, as a director of NL. Mr. Martin is also a director of Halliburton Company and Apartment Investment and Management Company.

Glenn R. Simmons, 71, has been a director of TIMET since February 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. Since prior to 1994, Mr. Simmons has been Vice Chairman of the Board of Valhi and Contran Corporation ("Contran"), a diversified holding company that directly and through related entities holds approximately 93% of the outstanding shares of common stock of Valhi ("Valhi Common Stock") and 47% of the outstanding shares of common stock of Keystone. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of Tremont, NL and CompX. Mr. Simmons is a brother of Harold C. Simmons.

General Thomas P. Stafford (retired), 68, has been a director of TIMET since 1996. Gen. Stafford was a co-founder of and has been affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for Research, Development and Acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of Tremont, Gen. Stafford is a director of Allied-Signal Inc., CMI Corporation and Seagate Technologies, Inc. Gen. Stafford serves as chairman of TIMET's Audit Committee and its Nominations Committee and is a member of TIMET's Compensation Committee.

For information concerning certain transactions to which certain director nominees are parties and other matters, see "Certain Relationships and Transactions" below.

BOARD MEETINGS

The Board of Directors held six meetings in 1998 and took action by written consent in lieu of a meeting once in 1998. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings held during the period for committees on which they served.

BOARD COMMITTEES

The Board of Directors has established the following standing committees:

Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent auditors, to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls, and to direct and supervise special audit inquiries. The current members of the Audit Committee are Gen. Thomas P. Stafford (Chairman), Joseph S. Compofelice and Edward C. Hutcheson, Jr. The Audit Committee held two meetings in 1998.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving executive compensation, including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the Company's incentive plans, except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revision to compensation plans and employee benefit programs, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Edward C. Hutcheson, Jr. (Chairman) and Gen. Thomas P. Stafford. The Compensation Committee held two meetings in 1998 and took action by written consent in lieu of a meeting once in 1998.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Gen. Thomas P. Stafford (Chairman) and Edward C. Hutcheson, Jr. The Nominations Committee held one meeting in 1998. In February 1999, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension and Employee Benefits Committee (the "Benefits Committee") is established to oversee the administration of the Company's pension and employee benefit plans other than the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation (the "TIMET Stock Incentive Plan"). The Benefits Committee is currently composed of Joseph S. Compofelice (Chairman), Leslie P. Lundberg (non-voting member), and Robert E. Musgraves (non-voting member).
The Benefits Committee held three meetings during 1998.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

COMPENSATION OF DIRECTORS

During 1998, directors of the Company who were not employees of the Company received an annual retainer of $15,000 in cash plus 500 shares of TIMET Common Stock. In addition, non-employee directors receive an attendance fee of $1,000 per meeting for each meeting of the Board of Directors or, beginning in May 1998, a committee of the Board of Directors, attended in person ($350 for telephonic participation). Beginning in May 1998, Committee Chairs receive an additional attendance fee of $1,000 for each committee meeting attended in person ($350 for telephonic participation). Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. The current non-employee directors are Messrs. Compofelice, Hutcheson and Simmons and Gen. Stafford.

The Company has adopted a director compensation plan (the "Director Compensation Plan") pursuant to which each non-employee director was granted in each of 1996 and 1997 an option to acquire 625 shares of TIMET Common Stock at $23.00 and $29.50 per share, respectively, and, in 1998, an option to acquire 1,500 shares of TIMET Common Stock at $26.125 per share. Awards of stock options were made in 1998 to Mr. Hutcheson and Gen. Stafford, the non-employee directors at that time. In February 1999, the Director Compensation Plan was modified to increase the number of stock options to be granted annually to non-employee directors to 5,000 beginning in 1999. Awards for 1999 will be made on the day of the Annual Meeting.

                               SECURITY OWNERSHIP

OWNERSHIP OF TIMET COMMON STOCK

The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of TIMET Common Stock held by (a) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (b) each director or nominee for director of TIMET, (c) each executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET ("Other Named Executive Officers") and (d) all executive officers and directors of TIMET as a group. See footnote (3) for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.

                        OWNERSHIP OF TIMET COMMON STOCK

                                                                        TIMET Common Stock
                                                        ---------------------------------------------------
                                                          Amount and Nature of
Name of Beneficial Owner                                Beneficial Ownership(#)(1)   Percent of Class(%)(2)
                                                        --------------------------   ----------------------
GREATER THAN 5% STOCKHOLDERS
    Tremont Corporation (3)(4)                                   12,280,005                39.1

    Franklin Resources, Inc.,
    Templeton Global Advisors
    Limited, Charles B. Johnson and
    Rupert H. Johnson, Jr. (5)                                    3,589,000                11.4

    ICM Asset Management, Inc. (6)                                1,888,943                 6.0

    Wellington Management
    Company, LLP (7)                                              1,569,600                 5.0

DIRECTORS
    Joseph S. Compofelice (8)(9)                                     42,653                  --
    Andrew R. Dixey (10)                                             50,325                  --
    Edward C. Hutcheson, Jr. (11)                                     5,050                  --
    J. Landis Martin (8)(12)                                        103,867                  --
    Glenn R. Simmons (3)                                              2,000                  --
    Gen. Thomas P. Stafford (13)                                      4,350                  --

OTHER NAMED EXECUTIVE OFFICERS
    William C. Acton (14)                                            13,750                  --
    Robert E. Musgraves (15)                                         28,000                  --
    Mark A. Wallace (16)                                             19,500                  --

    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
    (15 persons) (8)(9)(10)(11)(12)(13)(14)(15)(16)(17)             326,345                 1.0

-----------------

    (1)  All beneficial ownership is sole and direct unless otherwise noted.

    (2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

    (3) As reported in Amendment No. 1 to a Statement on Schedule 13D filed with the Commission on February 22, 1999, as of the Record Date Valhi, NL and Valmont Insurance Company ("Valmont") were the holders of approximately 48.4%, 0.6%, and 0.5%, respectively, of the outstanding shares of Tremont Common Stock.

         Valhi is the holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont are the holders of approximately 58.1% and 19.7%, respectively, of the outstanding shares of NL Common Stock. Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the holders of approximately 81.9%, 9.5% and 0.9%, respectively, of the outstanding shares of Valhi Common Stock. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie

         Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.8% and 66.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain of Harold C. Simmons' children and grandchildren (the "Simmons Trusts"), of which Harold C. Simmons is the sole trustee, or by Harold C. Simmons directly. As sole trustee of the Simmons Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Simmons Trusts. However, Mr. Simmons disclaims beneficial ownership of all such shares, except for those he holds directly.

         Valmont and NL directly hold 1,000,000 and 1,186,200 shares, respectively, of the outstanding shares of Valhi Common Stock. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock owned by Valmont and NL as treasury stock for voting purposes. For purposes of this footnote, such shares are not deemed outstanding.

         The Combined Master Retirement Trust (the "CMRT") is the holder of approximately 0.1% of the outstanding shares of Tremont Common Stock and approximately 0.1% of the outstanding shares of Valhi Common Stock. The CMRT is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. The trustee and members of the trust investment committee for the CMRT are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn R. Simmons are each members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans that invest through the CMRT. However, each such person disclaims beneficial ownership of the Valhi Common Stock and Tremont Common Stock held by the CMRT, except to the extent of his individual, vested, beneficial interest in the CMRT.

         The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.2% of the outstanding shares of Valhi Common Stock. Boston Safe Deposit and Trust Company serves as trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the assets of the CDCT No. 2 are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the sole power to vote the shares held by the CDCT No. 2, (ii) retains dispositive power over such shares, and (iii) may be deemed the indirect beneficial owner of such shares. However, Mr. Simmons disclaims beneficial ownership of the shares held by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

         Mr. Simmons' spouse holds approximately 0.1% of the outstanding shares of Tremont Common Stock, with respect to which shares Mr. Simmons disclaims beneficial ownership.

         The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 3.9% of the outstanding shares of Tremont Common Stock and 0.5% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons disclaims beneficial ownership of all such shares held by the Foundation.

         Harold C. Simmons is Chairman of the Board of NL, Chairman of the Board and Chief Executive Officer of Valhi, Contran, Dixie Rice, Southwest, Dixie Holding, NOA, National and VGI, and a director of Tremont. By virtue of holding such offices, the stock ownership and his service as trustee, all as described above, (a) Mr. Simmons may be deemed to control these entities, and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the TIMET Common Stock, Tremont Common Stock, Valhi Common Stock and NL Common Stock directly held by certain of such entities. However, Mr. Simmons disclaims beneficial ownership of the shares of TIMET Common Stock, Tremont Common Stock, Valhi Common Stock and NL Common Stock beneficially owned, directly and indirectly, by all of such entities, except to the extent otherwise expressly indicated above.

    (4) The address of Tremont Corporation is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

    (5) As reported in a Statement on Schedule 13G filed with the Commission on February 4, 1999. The address of Franklin Resources, Inc., Charles
         B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Blvd., San Diego, California 94404. The address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

    (6) As reported in a Statement on Schedule 13G filed with the Commission on February 9, 1999. The address of ICM Asset Management, Inc. is 601
         W. Main Avenue, Suite 600, Spokane, Washington 99201.

    (7) As reported in a Statement on Schedule 13G filed with the Commission on February 18, 1999. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

    (8) J. Landis Martin and Joseph S. Compofelice are the holders of 3,000 and 2,000, respectively, of the 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "TIMET Trust Securities") of the TIMET Capital Trust I. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 4,017 and 2,678 shares of TIMET Common Stock, respectively, which amounts are included in the TIMET Common Stock ownership numbers shown for Mr. Martin and Mr. Compofelice. No other director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

    (9)  The shares of TIMET Common Stock shown as beneficially owned by Joseph
         S. Compofelice are held by Mr. Compofelice and his wife as joint tenants. The shares of TIMET Common Stock shown as beneficially owned by Mr. Compofelice include 19,800 shares that Mr. Compofelice has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

    (10) The shares of TIMET Common Stock shown as beneficially owned by Andrew
         R. Dixey include 32,400 shares that Mr. Dixey has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

    (11) The shares of TIMET Common Stock shown as beneficially owned by Edward
         C. Hutcheson, Jr. include 2,750 shares that Mr. Hutcheson has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

    (12) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin, and (ii) 45,600 shares that Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

    (13) The shares of TIMET Common Stock shown as beneficially owned by Gen. Thomas P. Stafford include 2,750 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of Record Date under the Director Compensation Plan.

    (14) William C. Acton resigned as an executive officer of TIMET effective March 5, 1999. The shares of TIMET Common Stock shown as beneficially owned by Mr. Acton include 10,000 shares that Mr. Acton has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

    (15) The shares of TIMET Common Stock shown as beneficially owned by Robert
         E. Musgraves include (i) 1,000 shares held by Mr. Musgraves and his wife as joint tenants, (ii) 900 shares held by other members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves, and (iii) 13,200 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

    (16) The shares of TIMET Common Stock shown as beneficially owned by Mark
         A. Wallace include 12,000 shares that Mr. Wallace has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

    (17) The shares of TIMET Common Stock shown as beneficially owned by all directors and executive officers as a group include 166,500 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan.

TIMET understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. TIMET does not, and understands that Tremont also does not, presently intend to engage in any transaction or series of transactions that would result in the TIMET Common Stock's becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or ceasing to be traded on a national securities exchange.

OWNERSHIP OF TREMONT COMMON STOCK

By virtue of the share ownership described above, for purposes of the Commission's regulations, Tremont may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Tremont Common Stock held by (i) each director or nominee for director of TIMET, (ii) each Other Named Executive Officer and
(iii) all directors and executive officers of TIMET as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of TIMET's subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET. All information has been taken from or is based upon, ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET or Tremont.

                       OWNERSHIP OF TREMONT COMMON STOCK

                                                                 Tremont Common Stock
                                                     -------------------------------------------
                                                        Amount and Nature of         Percent of
Name of Beneficial Owner                             Beneficial Ownership(#)(1)      Class(%)(2)
                                                     --------------------------      -----------
DIRECTORS
     Joseph S. Compofelice (3)                                  5,000                    --
     Andrew R. Dixey                                              -0-                    --
     Edward C. Hutcheson, Jr                                      -0-                    --
     J. Landis Martin (4)                                     210,421                   3.3
     Glenn R. Simmons (5)                                         534                    --
     Gen. Thomas P. Stafford (6)                                3,000                    --

OTHER NAMED EXECUTIVE OFFICERS
     William C. Acton                                             -0-                    --
     Robert E. Musgraves (7)                                   23,010                    --
     Mark A. Wallace                                              327                    --

ALL DIRECTORS AND EXECUTIVE OFFICERS
     AS A GROUP (15 persons) (3)(4)(5)(6)(7)(8)               265,181                   4.2

------------------------

(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The shares of Tremont Common Stock shown as beneficially owned by Joseph S. Compofelice include 5,000 shares that Mr. Compofelice has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan.

(4) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include: (a)(i) 60,000 shares that Mr. Martin has the right to acquire by exercise of stock options within 60 days of the Record Date under the Tremont 1988 Long Term Performance Incentive Plan (the "Tremont Stock Incentive Plan"), and (ii) 513 shares held for the benefit of Mr. Martin under the Savings Plan for Employees of NL. Such shares also include (b)(ii) 1,800 shares held by Mr. Martin's wife, (ii) 2,400 shares held by the Martin's Children Trust No. II of which Mr. Martin is trustee, and (iii) 100 shares held by one of Mr. Martin's daughters, with respect to all of which shares beneficial ownership is disclaimed by Mr. Martin.

(5) The shares of Tremont Common Stock shown as beneficially owned by Glenn R. Simmons represent shares held by Mr. Simmons' individual retirement account.

(6) The shares of Tremont Common Stock shown as beneficially owned by Gen. Thomas P. Stafford include 3,000 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Corporation 1992 Non-Employee Director Stock Option Plan ("Tremont Director Plan").

(7) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 23,000 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan, and (ii) 10 shares held by a member of his household, beneficial ownership of which is disclaimed by Mr. Musgraves.

(8) The shares of Tremont Common Stock shown as beneficially owned by all directors and executive officers as a group include 110,000 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan or the Tremont Director Plan.

OWNERSHIP OF TIMET TRUST SECURITIES

The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6-5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement (the "BUCS Registration Statement") under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont. See "Certain Relationships and Transactions--Contractual Relationships--Registration Rights" below. Except as set forth in footnote (8) to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

The following table and accompanying notes set forth certain information regarding the compensation paid by TIMET to (i) TIMET's Chief Executive Officer and (ii) TIMET's four other most highly compensated executive officers, in each case for services rendered during each of the fiscal years 1996, 1997 and 1998 (regardless of the year in which actually paid).

                       SUMMARY COMPENSATION TABLE (1)(2)

                                                                        Long-Term
                                                                      Compensation
                                                                      ------------
                                                                         Awards
                                                                         ------
                                               Annual Compensation     Securities     All Other
Name and Principal                          -------------------------  Underlying      Compen-
    Position                      Year      Salary($)  Bonus(3)(4)($)  Options (#)   sation(5)($)
                                  ----      ---------  --------------  -----------   ------------

J. Landis Martin                  1998       500,000       265,000        75,000        14,560
   Chairman of the                1997       500,000       565,000        60,000        19,827
   Board and Chief                1996       225,000       940,331        54,000        15,150
   Executive Officer (6)

Andrew R. Dixey                   1998       300,000       159,000        36,000        67,504
   President and Chief            1997       300,000       339,000        36,000        59,533
   Operating Officer (7)          1996       218,750       636,415        45,000        86,600

William C. Acton                  1998       200,000        80,000         9,000        13,262
   Vice President;                1996       164,700       183,120        25,000         7,061
   President-North                1998       175,000        84,000        15,000        13,108
   American Mill
   Operations (8)

Robert E. Musgraves               1997       200,000       106,726           -0-        11,339
   Vice President,                1997       160,000       107,600        15,000        13,185
   General Counsel and            1996       160,000       277,092        18,000        13,838
   Secretary

Mark A. Wallace                   1998       150,000        72,000        15,000        10,093
   Vice President-                1997       150,000        98,750        12,000        11,575
   Strategic Change &             1996       135,000       246,992        18,000        11,833
   Information
   Technology

----------------------

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, TIMET's Chairman and Chief Executive Officer, J. Thomas Montgomery, Jr., TIMET's Vice President-Finance and Treasurer, and Robert E. Musgraves, TIMET's Vice President, General Counsel and Secretary, also currently serve as executive officers of Tremont. In addition, for a portion of 1997, Mark A. Wallace, TIMET's Vice President-Strategic Change and Information Technology, also served as an officer of Tremont.

         The amounts shown as salary and bonus for Messrs. Martin, Musgraves and Wallace represent the full amount paid by TIMET for services rendered by such persons on behalf of TIMET and Tremont during 1996, 1997 and 1998. Pursuant to an intercorporate services agreement, in 1996, 1997 and 1998, Tremont reimbursed TIMET for approximately 20%, 10% and 10%, respectively, of the TIMET salary and regular bonus of each of Messrs. Martin and Musgraves, and for 1996 through May 1997, Mr. Wallace (plus, in each case, a proportionate share of applicable estimated fringe benefits and overhead expense for each) as follows:

Year        Martin        Musgraves      Wallace
----       --------       ---------      --------
1998       $ 91,800       $ 31,080            -0-
1997       $128,000       $ 31,872       $ 10,000
1996       $120,000       $ 72,674       $ 60,000

         TIMET expects that Mr. Martin and Mr. Musgraves will each devote approximately 10% of his total TIMET/Tremont time during 1999 to Tremont matters. Accordingly, it is anticipated that Tremont will reimburse TIMET for such proportionate percentage of the 1999 salary and regular bonus paid by TIMET to such individuals (plus a proportionate share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships--Tremont Intercorporate
         Services Agreement" below.

(3) Under TIMET's variable incentive compensation plan applicable to Mr. Acton, Mr. Musgraves and Mr. Wallace (the "Employee Cash Incentive Plan"), a portion of the compensation payable to such individuals under the plan is based upon TIMET's financial performance, while the balance is based on the assessed performance of the individual officer.

         Mr. Acton's participation in the Employee Cash Incentive Plan commenced in June 1997. For 1996 and a portion of 1997, Mr. Acton's bonus was determined under a separate plan maintained by TIMET's subsidiary, Titanium Hearth Technologies, Inc. ("THT"). Payments under the THT plan were based upon a comparison of that unit's operating performance against business plan. For 1997, Mr. Acton's bonus included a prorated portion of his bonus under the THT plan ($29,770) and a prorated portion of his bonus under the Employee Cash Incentive Plan ($76,956).

         Mr. Martin and Mr. Dixey participate in TIMET's Senior Executive Cash Incentive Plan (the "Senior Executive Cash Incentive Plan"). Such plan provides for payments based solely upon TIMET's financial performance. Participation in this plan is in lieu of participation in the Employee Cash Incentive Plan.

         Except as noted in footnotes (4) and (6) below, the amounts shown in the "Bonus" column represent amounts paid under the Employee Cash Incentive Plan or the Senior Executive Cash Incentive Plan, as applicable to such individual.

(4) In 1996, in connection with TIMET's acquisition of IMI Titanium, TIMET made special cash and stock bonus (the "Management Shares") awards to certain of its executive officers. Applying the fair value of TIMET Common Stock at the effective date of grant of the Management Shares, aggregate cash and stock awards totaling $667,831, $333,915, $136,292 and $136,292 were made to Messrs. Martin, Dixey, Musgraves and Wallace, respectively. Such amounts are included in the "Bonus" column for each of such individuals for 1996.

(5) Except with respect to Mr. Dixey, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, and (iii) life insurance premiums paid by TIMET, as follows:

                                  Year       Martin        Acton      Musgraves     Wallace
                                  ----       ------        -----      ---------     -------

          Savings                 1998        6,400        6,441        6,400        4,501
          Match ($)               1997       11,667        5,222        6,477        5,983
                                  1996        7,500        1,125        7,500        6,717

          Retirement              1998        8,160        5,248        5,920        4,800
          Contribution($)         1997        8,160        4,800        5,920        4,800
                                  1996        7,650        4,299        5,550        4,500

          Life                    1998          -0-        1,573          788          792
          Insurance ($)           1997          -0-        1,317          788          792
                                  1996          -0-        1,637          788          616

         For Mr. Dixey, "All Other Compensation" represents the amount contributed or accrued by TIMET's wholly owned subsidiary, TIMET UK, Ltd. ("TIMET UK"), with respect to Mr. Dixey's TIMET UK pension and supplemental pension plans. See "Pension Plans" below.

(6) The amount shown as "Bonus" for Mr. Martin for 1996 does not include a special bonus of $2 million awarded by Tremont in 1996. Of this amount, $955,000 was paid by Tremont to Mr. Martin in 1996, $900,000 was paid in 1997, and the balance was paid in 1998 (with interest on the unpaid balances in 1997 and 1998 at 8.75% per annum). Mr. Martin also served as an officer of NL during 1996-1998 and was compensated directly by NL for such services.

(7) The amounts shown for 1996, 1997 and 1998 represent amounts paid or accrued either by TIMET or TIMET UK. The portion of Mr. Dixey's compensation paid by TIMET UK was paid in British Pounds Sterling. The exchange rate used was (pound)1 = $1.62 for 1996, (pound)1 = $1.64 for 1997 and (pound)1 = $1.66 for 1998.

(8) Mr. Acton's services as an executive officer of TIMET commenced in December 1996. Consequently, the amounts shown for 1996 represent payments by THT (and its predecessor, Axel Johnson Metals, Inc.), which became a wholly-owned subsidiary of TIMET in October 1996.

PENSION PLANS

The TIMET UK Limited Pension Plan (the "TIMET UK Pension Plan") covers substantially all of TIMET UK's senior salaried employees. Such employees generally became eligible to receive a retirement benefit under such plan after completion of two years of service. Benefits under the TIMET UK Pension Plan are generally formulated on the basis of a straight-line annuity based upon the number of years of pensionable service credited to the participant, up to a maximum of 32 years, divided by 48 years and multiplied by the final pensionable pay of the participant after deducting a basic state pension offset. Final pensionable pay is calculated using the average pay during the three years of employment in which the individual's pay was the highest.

The following table lists annual benefits under the TIMET UK Pension Plan for the pensionable pay and years of pensionable service set forth below:

                                                            Years of Pensionable Service
                                                -------------------------------------------------------
                                                  15          20         25            30          35
                                                ------      ------     ------        ------      ------
           Final Pensionable Pay ((pound))
              (maximum of(pound)82,200)         41,100      54,800     54,800        54,800      54,800

Final pensionable pay pursuant to the TIMET UK Pension Plan is capped at (pound)82,200. Andrew R. Dixey is the only executive named in the Summary Compensation Table who participates in the TIMET UK Pension Plan. Since Mr. Dixey's compensation exceeds the earnings cap under the TIMET UK Pension Plan, his pensionable pay under the TIMET UK Pension Plan is equal to the earnings cap. As of December 31, 1998, Mr. Dixey was credited with approximately three years of pensionable service under the TIMET UK Pension Plan.

In addition to the TIMET UK Pension Plan, Mr. Dixey participates in a supplemental pension plan through TIMET UK. The TIMET UK supplemental plan requires monthly contributions by TIMET UK of 1/12 of 20% of that portion of Mr. Dixey's basic monthly salary that exceeds the TIMET UK Pension Plan earnings cap and 20% of that portion of Mr. Dixey's bonus paid during such month that exceeds the earnings cap. Upon Mr. Dixey's retirement, TIMET UK's contributions to the plan are required to be paid to Mr. Dixey.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table and accompanying notes provide information, with respect to the executive officers of TIMET named in the "Summary Compensation Table" above, concerning the grant of stock options under the TIMET Stock Incentive Plan during fiscal year 1998. No stock appreciation rights ("SARs") have been granted under the TIMET Stock Incentive Plan.

                  STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable
                         Number of         Percent of                                             Value at Assumed
                         Securities       Total Options                                         Annual Rates of Stock
                         Underlying        Granted to          Exercise                          Price Appreciation
               Date of     Options        Employees in           Price           Expiration     for Option Term($)(3)
Name            Grant   Granted(#)(1)     Fiscal Year(%)      ($/share)(2)          Date          5%            10%
               -------  -------------     --------------      ------------       ----------     -----------------------

J. Landis      2/19/98     25,000                               29.3125           2/19/2008      460,938      1,167,938
     Martin    2/19/98     25,000                               32.3125           2/19/2008      385,938      1,092,938
               2/19/98     25,000             16.4              35.3125           2/19/2008      310,938      1,017,938

Andrew R.      2/19/98     12,000                               29.3125           2/19/2008      221,250        560,610
     Dixey     2/19/98     12,000                               32.3125           2/19/2008      185,250        524,610
               2/19/98     12,000              8.0              35.3125           2/19/2008      149,250        488,610

William A.     2/19/98      3,000                               29.3125           2/19/2008       55,313        140,153
     Acton     2/19/98      3,000                               32.3125           2/19/2008       46,313        131,153
               2/19/98      3,000              2.0              35.3125           2/19/2008       37,313        122,153

Robert E.      2/19/98       5,000                              29.3125           2/19/2008       92,188        233,588
     Musgraves 2/19/98       5,000                              32.3125           2/19/2008       77,188        218,588
               2/19/98       5,000             3.3              35.3125           2/19/2008       62,188        203,588

Mark A.        2/19/98       5,000                              29.3125           2/19/2008       92,188        233,588
     Wallace   2/19/98       5,000                              32.3125           2/19/2008       77,188        218,588
               2/19/98       5,000             3.3              35.3125           2/19/2008       62,188        203,588

(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries of such date.

(2) The exercise price of $29.3125 per share represents the "fair market value" of TIMET Common Stock on the grant date (the "Grant Date FMV"), calculated as the mean of the highest and lowest sales prices on such date. The exercise prices of $32.3125 and $35.3125 per share represent the Grant Date FMV plus $3.00 and $6.00 per share, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the Grant Date FMV. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the identified stock options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $47.75 and $76.03 at the assumed 5% and 10% appreciation rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS

Prior to 1996, the executive officers of TIMET were granted stock options pursuant to the Tremont Stock Incentive Plan, and, since 1996, have been granted stock options pursuant to the TIMET Stock Incentive Plan. The following table and accompanying notes provide information, with respect to the executive officers of TIMET listed in the Summary Compensation Table above, concerning the exercise of TIMET and Tremont stock options during the last fiscal year and the value of unexercised TIMET and Tremont stock options held as of December 31, 1998. Neither Mr. Dixey nor Mr. Acton holds any Tremont stock options. No SARs have been granted under the TIMET Stock Incentive Plan or the Tremont Stock Incentive Plan. TIMET has previously agreed to reimburse Tremont for the difference between the market price of Tremont Common Stock on the date of exercise of a Tremont stock option held by a TIMET employee (up to $16.625 per share) and the exercise price of such option. See also "Certain Relationships and Transactions--Contractual Relationships--Option Reimbursement Agreement" below.

         AGGREGATED OPTION EXERCISES IN 1998 AND 12/31/98 OPTION VALUES

                                                                                                          Value of
                                                                         Number of Securities            Unexercised,
                                                                              Underlying                 In-the-Money
                                                                          Unexercised Options         Options at 12/31/98
                                       Shares                               at 12/31/98 (#)                   ($)
                                    Acquired on            Value             (Exercisable/               (Exercisable/
Name                                Exercise (#)         Realized($)         Unexercisable)              Unexercisable)
                                    ------------         -----------         --------------              --------------

TIMET
-----
William C. Acton                        -0-                     -0-           10,000/24,000                 -0-/-0-
Andrew R. Dixey                         -0-                     -0-           18,000/99,000                 -0-/-0-
J. Landis Martin                        -0-                     -0-          21,600/167,400                 -0-/-0-
Robert E. Musgraves                     -0-                     -0-            7,200/40,800                 -0-/-0-
Mark A. Wallace                         -0-                     -0-            7,200/37,800                 -0-/-0-

TREMONT
-------
J. Landis Martin                     27,500               1,212,031           48,000/12,000       1,134,000/283,500
Robert E. Musgraves                     -0-                     -0-            21,000/2,000          462,688/50,250
Mark A. Wallace                       3,000                 150,625               -0-/2,000              -0-/50,250

AGREEMENTS WITH EXECUTIVES

In connection with the employment of Andrew R. Dixey by TIMET in February 1996, TIMET entered into an agreement with Mr. Dixey that provides, among other things, that Mr. Dixey's employment may be terminated by TIMET at any time. In the event that such termination is "without cause" (as defined in the agreement), TIMET has agreed to pay Mr. Dixey one year's base salary upon termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of TIMET's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of TIMET, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by TIMET to TIMET's executive officers other than base salary of the Chief Executive Officer (the "CEO"). Any action regarding the base salary of the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

COMPENSATION PROGRAM OBJECTIVES

The Compensation Committee believes that TIMET's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of TIMET's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead TIMET in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs maintain a strong risk/reward ratio, with a large component of cash compensation being tied to TIMET's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of TIMET.

During 1998, TIMET's compensation program with respect to its executive officers, including the CEO, consisted of three primary components: base salary, variable compensation based upon Company and, in certain cases, individual performance, and non-cash incentive compensation in the form of stock options granted under the TIMET Stock Incentive Plan.

BASE SALARIES

The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions in 1998 regarding base salaries were based primarily upon a subjective evaluation of past and potential future individual performance and contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question. Also reviewed was compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (such companies included companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as TIMET, or where the executive in question has similar responsibilities.

Effective January 1, 1998, based upon the foregoing principles and the recommendation of the CEO, the Compensation Committee approved base salary increases for three of TIMET's executives, including an increase for Mr. Musgraves reflected in the "Summary Compensation Table" above.

CASH INCENTIVE PLANS

Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 54% of base salary for 1998, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of TIMET's executive officers, other than Mr. Martin and Mr. Dixey, were eligible to receive benefits under the Employee Cash Incentive Plan for 1998.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 1998 were based on TIMET's achieving certain pre-set return on equity (ROE) goals, which TIMET believes should increase stockholder value over time if they are met. Performance levels are tied to TIMET's corporate-wide ROE as follows:

            ROE                     Performance Level
         --------------------------------------------
         less than 3%                      --
         3%-6%                              A
         6%-12%                             B
         12%-24%                            C
         over 24%                           D

In 1998, TIMET achieved a 10.6% return on equity, as calculated under the Employee Cash Incentive Plan, resulting in a Company-performance based payout at the B level. Payments made to participating Other Named Executive Officers under this portion of the Employee Cash Incentive Plan for services rendered in 1998 are included under the "Bonus" column of the "Summary Compensation Table" above.

An individual performance award may be made to a TIMET executive under the Employee Cash Incentive Plan if such executive's performance objectives were met during the prior fiscal year. Payments made to participating Other Named Executive Officers under this portion of the Employee Cash Incentive Plan for services rendered in 1996-1998 are included in the "Bonus" column of the "Summary Compensation Table" above.

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by TIMET's stockholders in 1997. This plan is currently applicable to Mr. Martin and Mr. Dixey. The Senior Executive Cash Inventive Plan provides for payments based solely upon Company performance ranging between 0% of base salary for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity of 30% or greater. Payments made to Mr. Martin and Mr. Dixey based upon TIMET's return on equity of 10.6% for 1998 are included under the "Bonus" column of the "Summary Compensation Table" above.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award other bonuses as the Compensation Committee or Board deems appropriate under their general authority or under a separate discretionary plan.

STOCK-BASED COMPENSATION

The TIMET Stock Incentive Plan supports the goal of the Compensation Committee to maximize long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of TIMET's total compensation package for the CEO and the other executive officers of TIMET. The Compensation Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of TIMET from the stockholders' perspective.

Option grants are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive. In 1998, the Compensation Committee reviewed recommendations by the CEO regarding option grants to executive officers. Options are granted to executive officers, including the CEO, in the Compensation Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. Grants made in 1998 to Other Named Executive Officers are reported in the "Stock Option/SAR Grants in Last Fiscal Year" table above.

To help assure a focus on long-term creation of stockholder value, the Compensation Committee generally grants ten-year options, that vest 40%, 20%, 20% and 20% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In 1998, the Compensation Committee granted options to executive officers in three exercise price tranches. One-third of such options granted in 1998 are exercisable at the fair market value of the TIMET Common Stock on the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. The purpose of setting a portion of the option exercise price at above market levels is to assure that the options will not have value unless a certain minimum return is achieved for shares. See the "Stock Option/SAR Grants During Last Fiscal Year" table above. Although permitted under the TIMET Stock Incentive Plan, the Compensation Committee did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards in 1998.

To encourage growth in stockholder value, the Compensation Committee believes that executives who are in a position to make a substantial contribution to the long-term success of TIMET should have a significant stake in its ongoing success. Therefore, in 1997, the Compensation Committee established the following goals for minimum TIMET Common Stock ownership for executive officers to encourage executives to build their TIMET Common Stock ownership. Executive officers who received special TIMET Common Stock grants in 1996 are expected to achieve these ownership goals prior to 1999. Other executive officers are expected to meet their targets within five full years of becoming an executive officer. Commencing with grants made in February 1999, the Committee takes into consideration in making grants under the TIMET Stock Incentive Plan, among other things, whether or not an executive has achieved his or her ownership goals in this time frame and whether progress is being made in the years leading up to the target date for the accomplishment of the goal.

The goals established are as follows:

  Position                                    Goal (as a multiple of base salary)
  --------                                    -----------------------------------

  Chief Executive Officer                                     4x
  Chief Operating Officer                                     3x
  Chief Financial Officer                                     3x
  Other Vice Presidents                                       2x

The following chart shows the ownership level of each current executive officer named in the Summary Compensation Table based upon actual year-end 1998 beneficial ownership and base salary levels:


                                                       Ownership                Actual
                  Name                               Multiple Goal           Ownership Multiple
                  ----                               -------------           ------------------
                  J. Landis Martin                        4x                    1.0x(1)(2)
                  Andrew R. Dixey                         3x                    0.5x
                  Robert E. Musgraves                     2x                    0.7x(1)
                  Mark A. Wallace                         2x                    0.4x

     (1) Does not include certain shares as to which individual disclaims beneficial ownership. See footnotes (12) and (15) to table appearing under the heading "Security Ownership--Ownership of TIMET Common Stock" above.

     (2) Includes certain TIMET Trust Securities as though converted into TIMET Common Stock. See footnote (8) to table appearing under the heading "Security Ownership--Ownership of TIMET Common Stock." above.

In 1998, the Committee recommended, and the full Board approved, a loan program designed to assist executives in meeting their ownership goal by providing market-based rates for the purpose of financing the purchase of the stock. In 1998, executives borrowed a total of approximately $577,000 to purchase an aggregate of 41,600 shares of TIMET Common Stock in the open market. See also "Certain Relationships and Transactions--Contractual Relationships--TIMET Executive Stock Ownership Loan Program" below.

TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. TIMET's stockholders have previously approved the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan. Therefore, the Compensation Committee believes that payments made pursuant to these two plans qualify for exemption from the deductibility limit as "performance-based compensation." The Compensation Committee does not currently believe that any other existing compensation program of TIMET could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends periodically to review the compensation plans of TIMET to determine whether further action in respect of this limitation is warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

No changes to the compensation of Mr. Martin, as Chairman and CEO, were made or proposed for 1998.

The foregoing report on executive compensation has been furnished by TIMET's Compensation Committee of the Board of Directors.

                                       MANAGEMENT DEVELOPMENT AND
                                       COMPENSATION COMMITTEE
                                       Edward C. Hutcheson, Jr.  (Chairman)
                                       General Thomas P. Stafford

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on TIMET Common Stock against the cumulative total return for the period commencing June 5, 1996 (the date upon which TIMET Common Stock was first registered under Section 12 of the Exchange Act) through December 31, 1998 of
(a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group

                                    [GRAPH]

-------------------------------------------------------------------------------
                 6/5/96            12/31/96          12/31/97           12/31/98
-------------------------------------------------------------------------------
TIMET             100                128               112                33
-------------------------------------------------------------------------------
S&P 500           100                109               143               181
-------------------------------------------------------------------------------
RTI               100                149               107                74
-------------------------------------------------------------------------------

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

As set forth under the caption "Security Ownership" above, TIMET may be deemed to be controlled by Harold C. Simmons. The companies and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in
(a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET continuously considers, reviews and evaluates, and understands that Contran, Valhi, Tremont and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

J. Landis Martin, Chairman of the Board and Chief Executive Officer of TIMET, is also currently Chairman of the Board, Chief Executive Officer and President of Tremont. Mr. Martin also currently serves as a director and President and Chief Executive Officer of NL. J. Thomas Montgomery, Jr., Vice President-Finance and Treasurer of TIMET, is also currently Vice President-Controller and Treasurer of Tremont. Robert E. Musgraves, Vice President, General Counsel and Secretary of TIMET, currently holds similar positions at Tremont. Joan H. Prusse, Assistant General Counsel and Assistant Secretary of TIMET currently holds similar positions at Tremont. William A. Kirschner, Assistant Treasurer of TIMET currently holds a similar position at Tremont. Robert D. Hardy, Assistant Treasurer of TIMET, currently holds a similar position at Tremont and is also currently Vice President-Controller of NL. TIMET understands that all such persons are expected to continue to serve in such capacities in 1999. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Tremont, Contran, Valhi, and NL, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to TIMET. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

CONTRACTUAL RELATIONSHIPS

Tremont Intercorporate Services Agreement

TIMET and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") that provides that TIMET will render certain management, financial, tax and administrative services to Tremont, including provision for the reimbursement by Tremont to TIMET of a portion of the salary, bonus and overhead expense for the executive officers of Tremont. The Tremont ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. Tremont paid TIMET approximately $267,000 under the Tremont ISA during 1998. TIMET expects to enter into a similar agreement for 1999 providing for comparable services and payments.

NL Intercorporate Services Agreement

TIMET and NL are parties to an intercorporate services agreement (the "NL ISA") whereby NL provides certain insurance, risk management, real property, internal audit, tax and executive secretarial services to TIMET. TIMET paid NL approximately $508,000 for such services during 1998. The NL ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. TIMET expects to enter into a similar agreement for 1999 providing for comparable services and payments.

Option Reimbursement Agreement

In 1996, IMI plc ("IMI") and Union Titanium Sponge Corporation ("UTSC"), the other shareholders of TIMET at that time, entered into separate agreements with TIMET and Tremont whereby IMI and UTSC each agreed to reimburse Tremont for a portion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The payments are calculated by multiplying (x) the number of shares of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise, not to exceed $34, minus (ii) $16.625, and (z) multiplying the resulting product by (i) 0.16 in the case of UTSC and (ii) 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively. Pursuant to this agreement, IMI and UTSC made payments to Tremont of $81,718 and $13,066, respectively, during 1998.

Utility Services

In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases utility services from Basic Investments, Inc. and its subsidiaries (collectively, "BII") pursuant to various agreements. A company owned 75% by Tremont owns approximately 32% of the outstanding equity securities of BII (representing 26% of the voting securities of BII). During 1998, the aggregate amount paid by TIMET to BII was approximately $2 million.

TIMET UK Leases

TIMET UK leases its manufacturing facility in Witton, England from an affiliate of IMI. (IMI Americas Inc., an affiliate of IMI, held in excess of 5% of the outstanding shares of TIMET Common Stock during 1998.) The leases on the principal facilities are for 30-year terms. TIMET UK pays aggregate rental thereunder of approximately (pound)650,000 per year, which amount is subject to adjustment every five years based on changes in the Retail Prices Index for all items excluding housing as published by HM Government's Central Statistical Office. TIMET has guaranteed the obligations of TIMET UK under these leases.

Shareholders' Agreement

In connection with the IMI Titanium Acquisition, TIMET, Tremont, IMI and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the "Shareholders' Agreement"). Among other things, pursuant to the Shareholders' Agreement, IMI Americas, Inc. granted to Tremont an option (the "IMI Option") to acquire 2,012,920 shares of TIMET Common Stock, 504,230 shares of which Tremont assigned to UTSC and 1,615 shares of which Tremont relinquished in 1996. In February 1999, the portion of the IMI Option held by UTSC reverted to Tremont, and Tremont exercised the option to acquire 2,011,305 shares of TIMET Common Stock. Such shares are reflected in the table captioned "Ownership of TIMET Common Stock" under the heading "Security Ownership" above.

The Shareholders' Agreement also contains provisions that regulate certain matters relating to the governance of TIMET originally as among TIMET, Tremont and its affiliates, and IMI and its affiliates. TIMET agreed in the Shareholders' Agreement that, among other things, so long as Tremont (as the only remaining shareholder party) continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors, without the approval of Tremont. TIMET has also agreed to provide Tremont certain periodic information about TIMET and its subsidiaries, which right is subject to confidentiality restrictions.

Registration Rights

Under the Shareholders' Agreement, Tremont is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities; and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont has the right to require TIMET to include in such registration the registrable securities held by Tremont or its permitted transferees so long as Tremont holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such registrations may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Interest in Aircraft

In February, 1999, NL purchased for $2.85 million a 25% undivided interest in an aircraft that was previously owned by TIMET. The seller of the aircraft interest to NL reacquired the interest from TIMET in February 1999 for $2.85 million. The sale of the aircraft interest was unanimously approved by the outside directors of TIMET's Board.

Insurance Brokerage Commissions

A wholly owned subsidiary of Tremont ("TRE Insurance"), Valmont (a wholly owned subsidiary of Valhi), and EWI RE, Inc. ("EWI") arrange for or broker certain of TIMET's and Tremont's insurance policies. Parties related to Contran hold 90% of the outstanding common stock of EWI, and a son-in-law of Harold C. Simmons manages the operations of EWI. Consistent with insurance industry practices, TRE Insurance, Valmont and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they arrange or broker. During 1998, TIMET paid approximately $1.8 million for policies arranged or brokered by EWI and, in certain cases, also by either TRE Insurance or Valmont. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to TRE Insurance, Valmont and EWI. In TIMET's opinion, the amounts that TIMET paid for these insurance policies are reasonable and similar to those it could have obtained through an unrelated insurance broker and/or insurance company. TIMET expects that these relationships with TRE Insurance, Valmont, and EWI will continue in 1999.

TIMET believes that the terms of the foregoing contractual relationships, agreements and other transactions with related parties were no less favorable to TIMET than it might have obtained from unaffiliated third parties.

TIMET Executive Stock Ownership Loan Program

In 1998, the TIMET Board of Directors approved a loan program designed to assist TIMET's executive officers in meeting certain goals established with respect to their ownership of TIMET Common Stock. Each executive may borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 1998 for loans under this program was 6.25% (5.625% for 1999). Principal is repayable in equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans is secured by the stock purchased with the loan proceeds. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. The following table identifies the executive officers of TIMET who were indebted to TIMET for principal amounts of $60,000 or greater under this program during 1998:

                  TIMET EXECUTIVE STOCK OWNERSHIP LOAN PROGRAM

                                                         Greatest amount          Amount Out-
                                                           Outstanding         standing as of the
           Name                  Position                during 1998 ($)         Record Date ($)
           ----                  --------                ---------------       ------------------

       J. Landis            Chairman of the Board            238,685                  -0-
            Martin          and Chief Executive
                            Officer

       Leslie P.            Vice President-Human              60,131               60,131
            Lundberg        Resources

       John P.              Vice President;                   75,000               75,000
            Monahan         President-Service Center
                            Operations

       J. Thomas            Vice President-Finance            75,000               75,000
            Montgomery,     & Treasurer
            Jr.

       Robert E.            Vice President, General           87,461               87,461
            Musgraves       Counsel and Secretary

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the Commission and TIMET. Based solely on a review of copies of the Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1998, except that TIMET understands that one report on Form 3 was not timely filed by Valhi.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) served as TIMET's independent public accountants for the year ended December 31, 1998 and is currently expected to be considered for appointment by the Board of Directors as such for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by TIMET no later than December 1, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                 OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                        1998 ANNUAL REPORT ON FORM 10-K

TIMET's 1998 Annual Report on Form 10-K, as filed with the Commission, is included as a part of TIMET's 1998 Annual Report which accompanies this Proxy Statement. Additional copies are available to stockholders without charge upon request by writing: Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.


                                                    TITANIUM METALS CORPORATION

Denver, Colorado
March 31, 1999

                                  [TIMET LOGO]



                          TITANIUM METALS CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                                     PROXY


                          TITANIUM METALS CORPORATION
                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1999

The undersigned hereby appoints J. Thomas Montgomery, Jr., Robert E. Musgraves, and Joan H. Prusse, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1999 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at the Company's executive offices located at 1999 Broadway, Suite 4300, Denver, Colorado on Wednesday, May 12, 1999, at 10:00 a.m. (Mountain Time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

9 Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below.

1.  Election of Six Directors         FOR ALL             WITHHELD AS TO ALL
                                               (except as marked below)


    Vote withheld as to the following nominee(s):      Nominees:
                                                              Joseph S. Compofelice
                                                              Andrew R. Dixey
                                                              Edward C. Hutcheson, Jr.
                                                              J. Landis Martin
                                                              Glenn R. Simmons
                                                              Gen. Thomas P. Stafford

-------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

    Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

    The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


                                       -----------------------------------------

                                       -----------------------------------------
                                            SIGNATURE(S)                 DATE